Exhibit 4.1

[Face]

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER SET FORTH IN AN AGREEMENT DATED AS OF JULY 26, 2005, AS AMENDED FROM TIME TO TIME, AMONG ITC^DELTACOM, INC. AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF ITC^DELTACOM, INC. EXCEPT FOR A DISPOSITION OF SECURITIES PERMITTED BY THE PROVISIONS OF ARTICLE II OF SUCH AGREEMENT IF THE PROVISIONS OF SUCH ARTICLE ARE THEN IN EFFECT, SUCH TRANSFER LIMITATIONS SHALL BE APPLICABLE TO ANY DISPOSITION OF THESE SECURITIES AND THIS LEGEND SHALL BE STAMPED OR OTHERWISE IMPRINTED ON ANY CERTIFICATE EVIDENCING THESE SECURITIES.

NUMBER W	WARRANTS

CUSIP 45031T 15 3

WARRANT CERTIFICATE

ITC^DELTACOM, INC.

This Warrant Certificate certifies that                     , or its registered assigns, is the registered holder of Warrants expiring July 1, 2009 (the “Warrants”) to purchase 8% Series C Convertible Redeemable Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), of ITC^DeltaCom, Inc., a corporation organized under the laws of the State of Delaware (the “Company”). Each Warrant entitles the registered holder upon exercise at any time from the Initial Exercise Date specified in the Warrant Agreement referred to on the reverse hereof (the “Initial Exercise Date”) until immediately prior to 5:00 p.m., New York City time, on July 1, 2009, to receive from the Company fully paid and non-assessable shares of Series C Preferred Stock (collectively, the “Warrant Shares”) at the initial exercise price of $0.010 (the “Exercise Price”) payable upon surrender of this Warrant Certificate and payment, subject to the third paragraph on the reverse side hereof, of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. Each Warrant shall be exercisable for the number of shares of Series C Preferred Stock equal to the Series C Preferred Stock Exercise Amount. The Exercise Price is subject to adjustment as of the Initial Exercise Date and the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Each Warrant entitles the registered holder to receive upon exercise of such Warrant, in lieu of shares of Series C Preferred Stock, fully paid and non-assessable shares of Common Stock upon the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement.

No Warrant may be exercised on or after 5:00 p.m., New York City time, on July 1, 2009, and to the extent not exercised by such time such Warrant shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

Dated:

ITC^DELTACOM, INC.

/s/ J. Thomas Mullis	[ITC^DELTACOM, INC. SEAL]	/s/ Sara L. Plunkett
SECRETARY		VICE PRESIDENT

Countersigned:

MELLON INVESTOR SERVICES LLC

as Warrant Agent

By:
Authorized Signature

[Reverse of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on July 1, 2009 entitling the holder upon exercise to receive shares of Series C Preferred Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of July 26, 2005 (as amended from time to time, the “Warrant Agreement”), duly executed and delivered by the Company to Mellon Investor Services LLC, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms herein are used as defined in the Warrant Agreement unless otherwise indicated. To the extent that any provision of this Warrant Certificate conflicts with the express provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling.

Warrants may be exercised at any time and from time to time during the period commencing on the Initial Exercise Date and ending immediately prior to 5:00 p.m., New York City time, on July 1, 2009; provided that either (i) a registration statement relating to the exercise of the Warrants and issuance of the Warrant Shares (or, upon a Common Stock Purchase Election, shares of Common Stock) upon such exercise is then effective under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the exercise of such Warrants and the issuance of the Warrant Shares (or upon a Common Stock Purchase Election, shares of Common Stock) upon such exercise is exempt from the registration requirements of the Securities Act and such Warrant Shares (or shares of Common Stock, as the case may be) are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various holders of the Warrants or other Persons to whom it is proposed that such Warrant Shares (or shares of Common Stock, as the case may be) be issued upon exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its office set forth in Section 11 of the Warrant Agreement (i) this Warrant Certificate, (ii) the applicable form of election to purchase on the reverse hereof duly and properly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and (iii), subject to the following paragraph, payment to the Warrant Agent for the account of the Company of (a) the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised, as provided in the Warrant Agreement, or (b) upon a Common Stock Purchase Election, the Exercise Price for the number of Warrant Shares that would have been issuable upon exercise of such Warrants if the holder thereof had not made a Common Stock Purchase Election.

In lieu of making the payment of the Exercise Price in connection with the exercise of each Warrant (but in all other respects in accordance with the exercise procedure set forth above, as such exercise procedure may be adjusted to reflect the conversion referred to herein), the holder of each Restricted Warrant may elect to convert such Restricted Warrant into shares of Series C Preferred Stock by providing the Company and the Warrant Agent with joint written notification of such election, in which event the Company shall issue to such holder the number of shares of Series C Preferred Stock calculated in accordance with the following formula:

X = (A - B) x C

                        A

where

	X =	the number of shares of Series C Preferred Stock issuable upon exercise pursuant to Section 3(f) of the Warrant Agreement

	A =	the product of (x) the Conversion Rate and (y) the Closing Price, each calculated as of the Business Day immediately preceding the date on which the holder delivers the Warrant Certificate and form of election to purchase to the Company pursuant to Section 3(b) of the Warrant Agreement

	B =	the Exercise Price

	C =	the number of shares of Series C Preferred Stock as to which such Restricted Warrant is being exercised pursuant to Section 3(a) of the Warrant Agreement

If the foregoing calculation results in a negative number, no shares of Series C Preferred Stock shall be issued upon conversion pursuant hereto. Notwithstanding any provision of this Warrant or the Warrant Agreement to the contrary, the holder of any Restricted Warrant may elect to convert such Restricted Warrant into shares of Series C Preferred Stock as provided herein only if the Board of Directors shall determine that upon such conversion the Company shall receive consideration in an amount not less than the par value of the shares of Series C Preferred Stock issuable upon such conversion. Upon any Common Stock Purchase Election, the holder of each Restricted Warrant may elect to convert such Restricted Warrant into shares of Common Stock by providing the Company and the Warrant Agent with joint written notification of such election, in which event the Company shall issue to such holder the number of shares of Common Stock issuable under such Restricted Warrant as calculated after application of the foregoing formula in respect of the shares of Series C Preferred Stock for which such Restricted Warrant would have been exercisable if such holder had not made a Common Stock Purchase Election. Notwithstanding any provision of this Warrant Certificate or the Warrant Agreement to the contrary, the holder of any Restricted Warrant may elect to convert such Restricted Warrant into shares of Common Stock as provided herein only if the Board of Directors shall determine that upon such conversion the Company shall receive consideration in an amount not less than the par value of the shares of Common Stock issuable upon such conversion. Upon the request of any holder in connection with the conversion of any Restricted Warrant, the Company shall execute and deliver to such holder an Exchange Agreement with respect to such conversion.

The Warrant Agreement provides that the Exercise Price set forth on the face hereof may be adjusted as of the Initial Exercise Date and upon the occurrence of certain events. If the Exercise Price is adjusted pursuant to Section 7 of the Warrant Agreement, the Warrant Agreement provides that the number of shares of Series C Preferred Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Series C Preferred Stock or Common Stock shall be issued upon the exercise of any Warrant, but the Company may, in its sole discretion, (i) round such fractional share up to the nearest whole share or (ii) pay the cash value thereof determined as provided in the Warrant Agreement.

The Warrants shall be exercisable, at the election of the holder, either in full or from time to time in part, provided that Warrants may not be exercised by the holder for an amount less than 10,000 Warrant Shares (or, upon a Common Stock Purchase Election, the number of shares of Common Stock into which 10,000 Warrant Shares would be convertible pursuant to the Series C Certificate of Designation as of the date of exercise of such Warrants) unless such holder only owns, in the aggregate, such lesser amount. If fewer than all the Warrants represented by this Warrant Certificate are exercised, this Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be delivered to the person or persons entitled to receive such new Warrant Certificate.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, or any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants represented by this Warrant Certificate nor this Warrant Certificate shall entitle any holder hereof to any rights of a stockholder of the Company.

(To Be Executed Upon Exercise of Warrant)

(Exercise for Series C Preferred Stock)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive              shares of Series C Preferred Stock and herewith tenders payment for such shares to the order of ITC^DELTACOM, INC., in the amount of $             in accordance with the terms hereof. If the undersigned hereby elects to convert the Warrants represented by this Warrant Certificate into shares of Series C Preferred Stock as provided in this Warrant Certificate, tender of this Warrant Certificate in lieu of payment as aforesaid shall be deemed payment for such shares of Series C Preferred Stock in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Series C Preferred Stock be registered in the name of                             , whose address is                                          and that such shares of Series C Preferred Stock be delivered to                             , whose address is                                         . If such number of shares of Series C Preferred Stock is less than all of the shares of Series C Preferred Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Series C Preferred Stock be registered in the name of                             , whose address is                             , and that such Warrant Certificate be delivered to                              whose address is                                         .

(Common Stock Purchase Election)

The undersigned hereby makes a Common Stock Purchase Election and irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive the number of shares of Common Stock into which              shares of Series C Preferred Stock represented by this Warrant Certificate would be convertible as of the date hereof pursuant to the Series C Certificate of Designation, and herewith tenders payment for such shares to the order of ITC^DELTACOM, INC., in the amount of $             in accordance with the terms hereof. If the undersigned hereby elects to convert the Warrants represented by this Warrant Certificate into shares of Common Stock as provided in this Warrant Certificate, tender of this Warrant Certificate in lieu of payment as aforesaid shall be deemed payment for such shares of Common Stock in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                             , whose address is                                          and that such shares of Common Stock be delivered to                             , whose address is                                         . If such number of shares of Common Stock is less than all of the shares of Common Stock into which all of the shares of Series C Preferred Stock purchasable hereunder are convertible, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Series C Preferred Stock be registered in the name of                             , whose address is                                         , and that such Warrant Certificate be delivered to                              whose address is                                         .

Signature

Date:
Signature Guaranteed